Exhibit (11) under N-1A
                                   Exhibit 23 under Item 601/Reg SK


             Consent of Ernst & Young LLP, Independent Auditors



We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" in Post-Effective Amendment Number 10 to the Registration Statement (Form N-1A No. 33-37535) and the related Prospectuses and to the incorporation therein of our reports dated January 15, 1996 with respect to the financial statements included in the Annual Reports of The Biltmore Municipal Funds (Biltmore North Carolina Municipal Bond Fund, Biltmore Georgia Municipal Bond Fund, and Biltmore South Carolina Municipal Bond Fund).



                                                       /s/ Ernst & Young LLP
                                                           Ernst & Young LLP
Pittsburgh, Pennsylvania